                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:                     [_] Confidential, for Use of the Commission Only
                                                   (as permitted by Rule 14a-6(e)(2))
[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            PINNACLE SYSTEMS, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   (1) Title of each class of securities to which transactions applies:

   (2) Aggregate number of securities to which transactions applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

   (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1) Amount previously paid:

   (2) Form, Schedule or Registration Statement No.:

   (3) Filing party:

   (4) Date filed:

                            PINNACLE SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held October 26, 2001

TO THE SHAREHOLDERS OF PINNACLE SYSTEMS, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PINNACLE SYSTEMS, INC., a California corporation, will be held on Friday October 26, 2001, at 1:00 p.m., local time, at 280 North Bernardo Avenue, Mountain View, California 94043, for the following purposes:

    1. To elect seven directors to serve until our next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

    2. To approve an amendment to our 1994 Director Option Plan to (i) increase option grants to newly appointed non-employee directors from 20,000 to 40,000 shares, (ii) increase subsequent annual option grants to non-employee directors from 5,000 to 20,000 shares and (iii) increase the number of shares of Common Stock reserved for issuance thereunder from 400,000 to 1,000,000 shares.

    3. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending June 30, 2002.

    4. To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary.

   The foregoing items of business are more fully described in the Proxy Statement (the "Proxy") accompanying this Notice. Only shareholders of record at the close of business on Wednesday September 5, 2001 are entitled to notice of and to vote at the meeting.

   All shareholders are cordially invited to attend the meeting in person. However, to ensure representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          /S/ ARTHUR D. CHADWICK
                                          --------------------------------------
                                          Arthur D. Chadwick
                                          Vice President, Finance and
                                            Administration, Chief Financial
                                            Officer and Secretary

Mountain View, California
September 26, 2001


                            YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed Proxy is solicited on behalf of the Board of Directors of PINNACLE SYSTEMS, INC., a California corporation, for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held Friday, October 26, 2001, at 1:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our principal executive offices located at 280 North Bernardo Avenue, Mountain View, California 94043. Our telephone number at that location is (650) 526-1600.

   These proxy solicitation materials and the Annual Report to Shareholders for the fiscal year ended June 30, 2001, including all financial statements, or the Annual Report, were first mailed on or about Friday September 28, 2001 to all shareholders entitled to vote at the meeting. Although the Annual Report and this Proxy are being mailed together, the Annual Report does not constitute part of this Proxy.

Record Date and Principal Share Ownership

   Shareholders of record at the close of business on Wednesday September 5, 2001, (the "Record Date"), are entitled to notice of and to vote at the meeting. We have one series of common shares outstanding, designated Common Stock, no par value. At the Record Date, 54,913,773 shares of our Common Stock were issued and outstanding and held of record by 287 shareholders. No shares of our Preferred Stock were outstanding.

   The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 5, 2001 as to (i) each person who is known by us to own beneficially more than 5% of our outstanding shares of Common Stock, (ii) each of our directors, (iii) each of our executive officers that are named in the Summary Compensation Table below and (iv) all of our directors and executive officers as a group. Except as otherwise noted, the address for all such persons and entities is c/o Pinnacle Systems, Inc. 280 North Bernardo Avenue, Mountain View, California 94043.

                                                                    Common Stock
                                                                    Beneficially Percentage
Five Percent Shareholders, Directors and Certain Executive Officers  Owned (1)   Owned (2)
------------------------------------------------------------------- ------------ ----------
  Entities affiliated with FMR Corp. (3)...........................  2,962,735      5.4%
   82 Devonshire Street
   Boston, Massachusetts 02109
  Entities affiliated with Scudder Kemper Investments, Inc. (4)....  4,623,000      8.4%
   345 Park Avenue
   New York, NY 10154
  Entities affiliated with Berger Small Cap Value Fund (5).........  2,800,000      5.1%
   210 University Boulevard, Suite 900
   Denver, Colorado 80206
  Entities affiliated with Perkins, Wolf, McDonnall & Company (6)..  3,755,900      6.8%
   53 W. Jackson Boulevard, Suite 722
   Chicago, Illinois 60604
  Mark L. Sanders..................................................    931,155      1.7%
  Ajay Chopra......................................................    534,706        *
  L. Gregory Ballard...............................................     26,000        *
  Arthur D. Chadwick...............................................    170,563        *
  L. William Krause................................................     40,000        *
  John C. Lewis....................................................     60,000        *
  William Loesch...................................................    205,251        *
  Glenn E. Penisten................................................    135,356        *
  Charles J. Vaughan...............................................    177,140        *
  Robert Wilson....................................................    243,862        *
  All directors and executive officers as a group (11 persons).....  2,880,429      5.0

--------
 *  Less than 1%

(1) Includes the following shares subject to options to purchase shares of the Company's common stock that are currently exercisable or will be exercisable within 60 days after September 5, 2001: Mark L. Sanders 736,172; Ajay Chopra 274,166; L. Gregory Ballard 26,000; Arthur D. Chadwick 103,466; L. William

   Krause 40,000; John C. Lewis 45,000; William Loesch 151,666; Glenn E. Penisten 45,000; Charles J. Vaughan 45,000; Robert Wilson 171,582; and 1,921,218 for all executive officers and directors as a group.

(2) Applicable percentage of ownership is based on 54,913,773 shares of Common Stock outstanding as of September 5, 2001 together with applicable options for such shareholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 5, 2001 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(3) Reflects ownership as reported on Schedule 13G/A dated January 10, 2001 filed with the Securities and Exchange Commission by FMR Corp., relating to accounts managed on a discretionary basis by FMR Corp., which are known to have the right to, or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities.

(4) Reflects ownership as reported on Schedule 13G/A dated February 14, 2001 filed with the Securities and Exchange Commission by Scudder Kemper Investments, Inc., relating to accounts managed on a discretionary basis by Scudder Kemper, which are known to have the right to, or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities.

(5) Reflects ownership as reported on Schedule 13G/A dated February 14, 2001 filed with the Securities and Exchange Commission by Berger Small Cap Value Fund, relating to accounts managed on a discretionary basis by Berger Small Cap Value Fund, which are known to have the right to, or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities.

(6) Reflects ownership as reported on Schedule 13G/A dated February 15, 2001 filed with the Securities and Exchange Commission by Perkins, Wolf, McDonnell & Company, relating to accounts managed on a discretionary basis by Perkins, Wolf, McDonnell & Company, which are known to have the right to, or the power to direct the receipt of dividends from, or the proceeds from the sale of such securities.

Revocability of Proxies

   Any proxy given pursuant to this Proxy may be revoked by the person giving it at any time before its use by delivering to our Secretary a written notice of revocation or a duly executed proxy bearing a later date or attending the meeting and voting in person.

Voting and Solicitation

   Each shareholder is entitled to one vote for each share of Common Stock held by the shareholder on the Record Date. A quorum comprising the holders of a majority of our outstanding shares of Common Stock on the Record Date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

   Every shareholder voting for the election of directors (Proposal One) may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that such shareholder is entitled to vote, or distribute such shareholder's votes on the same principle among as many candidates as the shareholder may select, provided that votes cannot be cast for more than seven candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of the intention to cumulate the shareholder's votes. On all other matters, each share of Common Stock has one vote.

   This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers and regular employees may solicit proxies on behalf of our Board of Directors without additional compensation, personally or by telephone or telegram.

Deadline for Receipt of Shareholder Proposals for 2002 Annual Shareholder
Meeting

   Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Proposals of shareholders that are intended to be presented by shareholders at our 2002 Annual Meeting of Shareholders must be received by us no later than May 31, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. The proxy card in the form attached to this Proxy as Appendix A grants the proxy holders discretionary authority to vote on any matter properly raised at the Annual Meeting. If a shareholder intends to submit a proposal at our 2002 Annual Meeting which is not eligible for inclusion in the proxy statement and form of proxy relating to that meeting, the shareholder must do so no later than August 14, 2002. If such shareholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2002 Annual Shareholder Meeting.

                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

Nominees

   A board of seven directors is to be elected at the 2001 Annual Meeting of Shareholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, all of whom are presently serving on our Board of Directors. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting of Shareholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the next Annual Meeting of Shareholders or until a successor has been elected and qualified.

Vote Required

   If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes are not counted in the election of directors.

   The names of the nominees and certain information about them are set forth below:

                                                                                    Director
Name                          Age                     Position                       Since
----                          --- ------------------------------------------------- --------
Mark L. Sanders.............. 58  President, Chief Executive Officer and Director     1990
Ajay Chopra.................. 44  Chairman of the Board of Directors and President,   1986
                                    Professional Media Division
L. Gregory Ballard (1)....... 47  Director                                            1998
L. William Krause (1)(2)..... 59  Director                                            1999
John C. Lewis (2)............ 65  Director                                            1995
Glenn E. Penisten (1)........ 69  Director                                            1986
Charles J. Vaughan (2)....... 63  Director                                            1986

--------
(1) Member of Compensation Committee.

(2) Member of Audit Committee.

   There is no family relationship between any of our directors or executive officers.

   Mr. Sanders has served as our President, Chief Executive Officer and as one of our directors since January 1990. From 1988 to January 1990, Mr. Sanders was an independent business consultant. Prior to that time, Mr. Sanders served in a variety of management positions, most recently as Vice President and General Manager of the Recording Systems Division, of Ampex, Inc., a manufacturer of video broadcast equipment.

   Mr. Chopra, one of our founders, has served as the Chairman of our Board of Directors since January 1990, and has served as one of our directors since our inception in May 1986. Mr. Chopra has served as President, Professional Media Division since July 2000 and served as our Vice President, General Manager, Desktop Products from April 1997 until July 2000. Mr. Chopra previously served as our Chief Technology Officer from June 1996 to April 1997, Vice President of Engineering from January 1990 to June 1996, and as our President and Chief Executive Officer from our inception to January 1990.

   Mr. Ballard has served as one of our directors since July 1998. Mr. Ballard served as Chief Executive Officer of MyFamily.com, a leading website for connecting families on the Internet, from January 2000 until July 2001. Mr. Ballard has served as a director of MyFamily.com since January 2000. Mr. Ballard was the President, Chief Executive Officer and a director of 3dfx Interactive Inc., a developer of 3D mediaprocessors, from December 1996 until October 1999. Prior to joining 3dfx Interactive Inc., Mr. Ballard was President of Capcom Entertainment, Inc., a video game and multimedia entertainment company, from May 1995 through November 1996. Prior to that, Mr. Ballard served as Chief Operating Officer and Chief Financial Officer of

Digital Pictures, Inc., a video game company, from May 1994 to June 1995. Mr. Ballard was President and Chief Executive Officer of Warner Custom Music Corporation, a multimedia marketing division of Time Warner, Inc., from October 1992 to May 1994, and he was President and Chief Operating Officer of Personics Corporation, a predecessor to Warner Music, from January 1991 to October 1992. Mr. Ballard also serves as a director of THQ, Inc., a publisher and developer of interactive software.

   Mr. Krause has served as one of our directors since July 1997. Since September 2001, Mr. Krause has been Chairman and Chief Executive Officer of Exodus Communications, Inc. Mr. Krause has been President of LWK Ventures, a private investment company since November 1998. Mr. Krause served as President, Chief Executive Officer and as a director of Storm Technology, Inc., a provider of computer peripherals for digital imaging, from October 1991 until November 1998 when it filed for protection under federal bankruptcy laws. Prior to that, Mr. Krause spent ten years at 3Com Corporation, a global data networking company, where he served as President and Chief Executive Officer until he retired in September 1990. Mr. Krause continued as Chairman of the Board for 3Com Corporation until 1993. Previously, Mr. Krause served in various marketing and general management positions at the Hewlett-Packard Company. Mr. Krause currently serves as a director of Exodus Communications, Inc., Packeteer, Inc., and Sybase, Inc.

   Mr. Lewis has served as one of our directors since December 1995. Mr. Lewis was Chairman of the Board of Amdahl Corporation, a developer of high performance computer systems, from 1987 until March 2000. Mr. Lewis was reelected President and Chief Executive Officer of Amdahl in March 1996, where he served until April 1998. Mr. Lewis previously served as President of Amdahl from 1977 until 1987 and as Chief Executive Officer from 1983 until 1992. Mr. Lewis is currently a director of Cypress Semiconductor Corporation and Vitesse Semiconductor Corporation.

   Mr. Penisten has served as one of our directors since October 1986. Mr. Penisten has been General Partner of Alpha Venture Partners, a venture capital investment firm, since 1985, and serves on the Board of Directors of IKOS Systems, Inc., a software and hardware developer to support integrated circuits and ASIC-based electronic systems, Bell Microproducts, Inc., a distributor of semiconductor products and a contract manufacturer, and Superconductor Technologies, Inc., a developer of products utilizing superconductivity materials, and serves as Chairman of the Board of Network Peripherals, Inc., a developer of integrated high performance network solutions. Mr. Penisten was Chairman of the American Electronics Association in 1982.

   Mr. Vaughan has served as one of our directors since June 1986. Mr. Vaughan has been a partner of VLCO Investments, a private investment firm that he founded, since 1985. During the period from May 1989 to January 1992 he served in various positions at Homestead Financial Corporation and its subsidiaries, including Executive Vice President and Chief Operating Officer of this diversified financial services company. Previously, Mr. Vaughan held a number senior management and financial positions with General Electric Company, including Vice President of Auditing and Chief Financial Officer of the International and Consumer Products Sectors. GE is a diversified services, technology, and manufacturing company. Mr. Vaughan has served on the board of directors of a private company since July 1999.

Board Meetings and Committees

   Our Board of Directors held a total of four meetings during fiscal 2001 to review significant developments affecting us and to act on matters requiring Board approval. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served held subsequent to his becoming a director. The Board of Directors has an Audit Committee and a Compensation Committee. The Board of Directors has no nominating committee or any committee performing such functions.

   The Audit Committee, which consisted of Charles J. Vaughan, Chairperson, L. William Krause and John C. Lewis during fiscal 2001, is responsible for consulting with and overseeing actions taken by our independent auditors and reviewing our internal financial procedures and controls. Each of Messrs. Vaughan, Krause and Lewis are "independent" as defined in the rules of the National Association of Securities Dealers, Inc. The Board of Directors has adopted a written charter for the Audit Committee, which is attached to this Proxy as Appendix B. The Audit Committee met four times during fiscal 2001.

   The Compensation Committee, which consisted of Glenn E. Penisten, Chairperson, L. Gregory Ballard and L. William Krause during fiscal 2001, held one meeting during fiscal 2001. The duties of the Compensation Committee include determining salaries, incentives and other forms of compensation for our directors, officers and other employees and administering various incentive compensation and benefit plans.

Compensation Committee Interlocks and Insider Participation

   Mr. Sanders, who is our President and Chief Executive Officer and a director, has participated in all discussions and decisions regarding salaries and incentive compensation for all of our employees and consultants, except that Mr. Sanders was excluded from discussions regarding his own salary and incentive compensation. See "Compensation of Directors" for a discussion of reportable transactions with a member of the Compensation Committee.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE NOMINEES SET FORTH IN PROPOSAL 1.

                                 PROPOSAL TWO

                  AMENDMENTS TO 1994 DIRECTOR OPTION PLAN/1/

   At the Annual Meeting of Shareholders, the shareholders are being asked to approve the amendment of our 1994 Director Option Plan (the "Plan") (i) to increase option grants to newly appointed non-employee directors from 20,000 to 40,000 shares, (ii) to increase subsequent annual option grants to non-employee directors from 5,000 to 20,000 shares, and (iii) to increase the number of shares of Common Stock reserved for issuance thereunder from 400,000 to 1,000,000 shares. These amendments to the Plan were approved by the Board of Directors in August 2001. As of September 5, 2001, options to purchase an aggregate of 201,000 shares of our Common Stock were outstanding under the Plan with a weighted average exercise price of $9.3324 per share, and 165,000 shares (excluding the 1,000,000 shares subject to shareholder approval at this Annual Meeting) were available for future grant. Upon shareholder approval of the amendments set forth above, the Plan will provide for an initial grant of options to purchase 40,000 shares of Common Stock to each new non-employee director who does not represent shareholders holding more than 1% of our outstanding Common Stock (an "Outside Director"). Subsequently, each Outside Director will be automatically granted an additional option to purchase 20,000 shares of Common Stock at the next meeting of the Board of Directors following the Annual Meeting of Shareholders in each year beginning with the 2001 Annual Meeting of Shareholders, provided such Outside Director has served on our Board of Directors for at least six months.

   The Plan is structured in order to assist us in attracting, retaining and motivating the best available personnel for service as our Outside Directors. We believe that stock options are one of the prime methods of attracting and retaining key personnel responsible for the continued development and growth of our business.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENTS TO THE PLAN.

Vote Required

   The affirmative vote of a majority of the Votes Cast will be required to approve the amendments to the Plan. For this purpose, the "Votes Cast" are defined to be the shares of our Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal.

   Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

Terms of the Plan

   The essential terms of the Plan are summarized as follows:

  Purpose

   The Plan is structured to attract and retain the best available personnel for service as our Outside Directors, to provide additional incentive to such persons serving as our Outside Directors and to encourage such persons' continued service on our Board of Directors.

  Administration

   The Plan provides for automatic nondiscretionary annual option grants and is administered by our Finance & Administration Department.

--------
/1/Share numbers referenced in this Proxy in connection with the 1994 Director
 Option Plan reflect two 2-for-1 forward stock splits that we have implemented since the adoption of the 1994 Director Option Plan.

  Eligibility

   The Plan provides that Outside Directors automatically receive an option for 20,000 shares of our Common Stock upon their appointment to the Board of Directors. In addition, the Plan provides that each Outside Director who has received an initial grant will, provided he or she is otherwise eligible, automatically receive an additional stock option for 5,000 shares of our Common Stock at the Board of Directors meeting following each Annual Meeting of Shareholders, beginning with the 1996 Annual Meeting of Shareholders. The Plan does not give any Optionee the right to continue as a director or to be nominated as a director. Additionally, the Plan does not preclude either us or any director from terminating his or her directorship at any time.

Terms of Options

   Each option is evidenced by a stock option agreement between us and the optionee to whom such option is granted and is subject to the following additional terms and conditions:

   (1) Exercise of the Option: Any 20,000-share option granted to an Outside Director becomes exercisable at a rate of 25% of the shares subject to the option on each anniversary of the grant date and any 5,000-share option granted to an Outside Director becomes exercisable at the rate of 1/12/th/ of the shares subject to the option on each month following the grant date. An optionee may exercise an option by giving us written notice of exercise, specifying the number of shares of Common Stock to be purchased and tendering payment to us of the purchase price. Payment for shares issued upon exercise of an option may consist of (i) cash; or
       (ii) check; or (iii) surrender of other shares of our Common Stock which
       (A) in the case of shares acquired pursuant to the exercise of one of our options have been owned by the optionee for more than six (6) months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the exercise price of the shares to which the option is being exercised; (iv) delivery of a properly executed exercise notice together with such other documentation as the administrator and the broker, if applicable, shall require to effect an exercise of the option and the delivery to us of the sale or loan proceeds required to pay the exercise price; or (v) any combination of the preceding methods of payment.

       Optionees may exercise their options at any time on or following the date the options are first exercisable. An option may not be exercised for a fraction of a share.

   (2) Option Price: The option price of all options is 100% of the fair market value of the Common Stock on the date the option is granted. For purposes of the Plan, the fair market value of our Common Stock is defined as the closing sale price per share of our Common Stock on the date of grant as reported on the Nasdaq National Market. The Plan does not provide for repricing of outstanding options. The closing sale price of our Common Stock on September 5, 2001 was $4.90.

   (3) Termination of Directorship: The Plan provides that, if the optionee's directorship with us is terminated for any reason, other than death or disability, the optionee may exercise options only during the three-month period following termination (unless these options terminate or expire sooner by their terms).

   (4) Death: If an optionee's directorship is terminated due to the death of the optionee, the optionee's estate or a person who acquired by bequest or inheritance the right to exercise the option may exercise the option, but only within twelve (12) months following the date of death; provided, however, that the option is exercisable only to the extent that the optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). If the optionee was not entitled to exercise an option on the date of death, or if the optionee's estate or a person who acquired the right to exercise the option does not exercise the option within the twelve (12) months following the date of death, the option will terminate.

   (5) Disability: If an optionee's directorship is terminated due to a total and permanent disability, the optionee may exercise his or her options at any time within twelve months from the date of such termination; provided, however, that the option is exercisable on the date of termination of employment and in no event later than the expiration of the term of such option as set forth in the notice of grant. To the extent that the optionee was not entitled to exercise an option on the date of termination, or if he or she does not exercise an option (to the extent otherwise so entitled) within the twelve (12) months from the date of termination, the option will terminate.

   (6) Termination of Options: The term of each option granted under the Plan is ten (10) years from the date of grant. No option is exercisable by any person after such expiration.

   (7) Nontransferability of Options: An optionee is not permitted to transfer his or her options, other than by will or the laws of descent and distribution. Options are exercisable only by the optionee during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the optionee.

Adjustment Upon Changes in Capitalization

   In the event any change, such as a stock split or dividend, is made in our capitalization which results in an increase or decrease in the number of outstanding shares of our Common Stock without receipt of consideration by us, an appropriate adjustment shall be made in the option price, in the number of shares subject to each option and in the number of shares that have been authorized for issuance under the Plan. In the event of a merger of us with or into another corporation, or the sale of substantially all our assets, all outstanding options may either be assumed or an equivalent option may be substituted by the surviving entity or, if such options are not assumed or substituted, such options shall become exercisable as to all of the shares subject to the options, including shares as to which would not otherwise be exercisable. In the event that options become exercisable in lieu of assumption or substitution, the Administrator shall notify optionees that all options shall be fully exercisable for a period of 10 days, after which such options shall terminate.

Amendment and Termination

   Subject to compliance with the Employee Retirement Income Security Act of 1974, as amended, the Board of Directors may amend the Plan at any time or from time to time or may terminate it without approval of the shareholders. However, no action by the Board of Directors or shareholders may alter or impair any option previously granted under the Plan without the consent of the optionee. In any event, the Plan will terminate in August 2004.

Tax Information

   Only nonstatutory options may be granted under the Plan.

   An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also one of our employees will be subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. Generally, we will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

   The foregoing is only a summary of the effect of federal income taxation upon the optionee and us with respect to the grant and exercise of options under the Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

Participation in the Plan

   Only Outside Directors are entitled to options pursuant to the Plan. All option grants under the Plan are automatic and nondiscretionary. Information regarding options granted to Outside Directors during fiscal 2001 is set forth under the heading "Executive Compensation and Other Matters--Compensation of Directors." During fiscal 2001, all current Outside Directors as a group were granted options to purchase an aggregate of 25,000 shares pursuant to the Plan.

                                PROPOSAL THREE

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors, acting upon the recommendation of the Audit Committee of the Board of Directors, has selected KPMG LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending June 30, 2002, and recommends that shareholders vote for ratification of such appointment. Although action by shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by the shareholders. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in our best interest and in that of our shareholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

   KPMG LLP has audited our financial statements annually since 1987. In addition, KPMG LLP has rendered other services, including the review of financial statements and related information in various registration statements and filings with the Securities and Exchange Commission. Representatives of KPMG LLP are expected to be present at the meeting and be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Related Fees Billed to us by KPMG LLP during Fiscal 2001

  Audit Fees

   Audit fees billed to us by KPMG LLP for our 2001 fiscal year audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and the review of those consolidated financial statements included in our quarterly reports on Form 10-Q totaled $344,000.

  Financial Information Systems Design and Implementation Fees

   We did not engage KPMG LLP to provide advice to us regarding financial information systems design and implementation during the fiscal year ended June 30, 2001.

  All Other Fees

   Fees billed to us by KPMG LLP for our 2001 fiscal year for all other non-audit services rendered to us, including accounting advice, statutory audits and tax services, totaled $578,000. The Audit Committee of the Board of Directors has determined that these services provided by KPMG LLP are compatible with maintaining KPMG LLP's independence.

Report of the Audit Committee of the Board of Directors

   The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended June 30, 2001, which include our consolidated balance sheets as of June 30, 2001 and 2000, and the related consolidated statements of operations, comprehensive income (loss), shareholders' equity, and cash flows for each of the three years in the period ended June 30, 2001, and the notes thereto.

  Review with Management

   The Audit Committee has reviewed and discussed with management our audited financial statements.

  Review and Discussions with Independent Accountants

   The Audit Committee has discussed with KPMG LLP, our independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 which includes, among other items, matters related to the conduct of the audit of our financial statements.

   The Audit Committee has also received written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 (which relates to the accountants' independence from us and our related entities) and has discussed with KPMG LLP its independence from us.

  Conclusion

   Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

   This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          The Audit Committee of the Board of
                                            Directors

                                          L. William Krause
                                          John C. Lewis
                                          Charles J. Vaughan

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2002.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

   The following Summary Compensation Table sets forth certain information regarding the compensation of our Chief Executive Officer and our next four most highly compensated executive officers, or the Named Executive Officers, for services rendered in all capacities to us for the fiscal year ended June 30, 2001.

                                                                                 Long-term
                                                                                Compensation
                                                                                   Awards
                                                                                ------------
                                                            Annual Compensation  Number of
                                                     Fiscal -------------------  Securities   All
Name and Principal Position                           Year    Salary    Bonus    Underlying  Other
---------------------------                          ------  --------  -------    Options    -----
Mark L. Sanders.....................................  2001  $362,500   $    --    100,000    $ --
 President, Chief Executive Officer and Director      2000   355,000    66,000    200,000      --
                                                      1999   317,500    69,450     70,000      --
Ajay Chopra.........................................  2001  $208,987   $    --     90,000    $ --
 Chairman of the Board of Directors and President,    2000   200,500    39,000    110,000      --
 Professional Media Division                          1999   187,500    41,724     24,000      --
William Loesch......................................  2001  $198,287   $    --     65,000    $ --
 Vice President, Product Management and Engineering,  2000   192,500    37,800     40,000      --
 Personal Web Video Division                          1999   184,500    41,724     20,000      --
Robert Wilson.......................................  2001  $203,245   $    --    125,000    $ --
 Vice President, Broadcast Solutions Division         2000   194,670    37,800     80,000      --
                                                      1999   184,500    41,724     20,000      --
Arthur D. Chadwick..................................  2001  $192,217   $    --     60,000    $ --
 Vice President, Finance and Administration and       2000   185,000    36,000    100,000      --
 Chief Financial Officer                              1999   168,958    35,930     40,000      --

Option Grants in Last Fiscal Year

   The following table provides information concerning each grant of options to purchase our Common Stock made during the fiscal year ended June 30, 2001 to the Named Executive Officers.

                                                                 Potential Realizable
                                                                   Value at Assumed
                   Number of   Percent of   Exercise            Annual Rates of Stock
                  Securities  Total Options  Price              Price Appreciation for
                  Underlying   Granted to     Per                  Option Term (1)
                    Options   Employees in   Share   Expiration ----------------------
Name              Granted (2)  Fiscal Year   (3)(4)     Date        5%         10%
----              ----------- ------------- -------- ----------  --------    --------
Mark L. Sanders..   100,000        3.1%      $5.34    6/28/11   $355,830    $851,058

Ajay Chopra......    25,000        0.8%      $8.78    8/22/10   $138,063    $349,878
                     65,000        2.1%       5.34    6/28/11    218,289     553,188

William Loesch...    20,000        0.7%      $8.78    8/22/10   $110,450    $279,903
                     45,000        1.5%       5.34    6/28/11    151,123     382,976

Robert Wilson....    30,000        1.0%      $9.27    7/14/10   $174,813    $443,009
                     30,000        1.0%       9.27    7/14/10    174,813     443,009
                     65,000        2.1%       5.34    6/28/11    218,289     553,118

Arthur D.
  Chadwick.......    20,000        0.7%      $8.78    8/22/10   $110,450    $279,903
                     40,000        1.3%       5.34    6/28/11    134,332     340,423

--------
(1) Potential realizable value is based on the assumption that our Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect our estimate of future stock price growth.

(2) The options shown granted in fiscal 2001 become exercisable as to 25% of the option shares on the first anniversary of the date of grant and as to 1/48th of the option shares each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(3) Options were granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported on the Nasdaq National Market on the date of grant.

(4) Exercise price and tax withholding obligations may be paid in cash, promissory note, by delivery of already owned shares subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to us, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

Aggregated Option Exercises in Last Fiscal Year And Fiscal Year-End Option
Values

   The following table sets forth certain information regarding the exercise of stock options during fiscal 2001 and the value of options held as of June 30, 2001 by the Named Executive Officers.

                                       Number of Securities      Value of Unexercised
                    Shares            Underlying Unexercised    In-the-Money Options at
                   Acquired  Value   Options at June 30, 2001      June 30, 2001 (2)
                      on    Realized ------------------------- -------------------------
Name               Exercise   (1)    Exercisable Unexercisable Exercisable Unexercisable
----               -------- -------- ----------- ------------- ----------- -------------
Mark L. Sanders...    0        $0      511,172      203,334    $2,131,054    $378,101
Ajay Chopra.......    0         0      164,333       76,667       288,650      57,700
William Loesch....    0         0       88,333      136,667       138,650     327,500
Robert Wilson.....    0         0       83,874       73,750       141,106      54,813
Arthur D. Chadwick    0         0       20,483       51,667        29,878      39,950

--------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.

(2) Market value of the Company's Common Stock on June 30, 2001 of $6.05 minus the exercise price.

Employment Contracts and Change in Control Arrangements

   In connection with our acquisition of miro computer products AG in September 1997, we entered into an employment agreement with Georg Blinn, who joined us as Vice President, General Manager, Pinnacle Systems GmbH. Pursuant to the agreement, Mr. Blinn receives a salary of DEM$325,000, is entitled to use of a company car and certain nominal perquisites.

   We currently have no other employment contracts with any of the Named Executive Officers, and we have no other compensatory plan or arrangement with such Named Executive Officers where the amounts to be paid exceed $100,000 and which are activated upon resignation, termination or retirement of any such Named Executive Officer upon a change in control of us.

Compensation of Directors

   Non-employee members of our Board of Directors receive a quarterly retainer of $5,000. In addition, our 1994 Director Option Plan provides that options shall be granted to our non-employee directors who do not represent shareholders holding more than 1% of our outstanding Common Stock pursuant to an automatic nondiscretionary grant mechanism. Pursuant to the 1994 Director Option Plan, during fiscal 2001, an option to purchase 5,000 shares of the Company's Common Stock at an exercise price of $11.8125 per share was granted to each of L. Gregory Ballard, L. William Krause, John C. Lewis, Glenn E. Penisten and Charles J. Vaughan.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   The Compensation Committee (the "Committee") of the Board of Directors reviews and approves our executive compensation policies. The following is the report of the Committee describing the compensation policies and rationales applicable to our executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 2001.

  Compensation Philosophy

   Our philosophy in setting our compensation policies for executive officers is to maximize shareholder value over time. The primary goal of our executive compensation program is therefore to closely align the interests of the executive officers with those of our shareholders. To achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate such individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and (iii) encourage executives to manage from the perspective of owners with an equity stake in us. We currently use two integrated components, cash compensation, including bonuses, and stock options, to meet these goals.

  Cash Compensation

   The cash compensation component of the total compensation is designed to compensate executives competitively within the industry and the marketplace and comprises two segments, base salary and bonuses.

   The Committee reviewed and approved calendar 2001 base salaries for the Chief Executive Officer and other executive officers at the beginning of the calendar year.

   In January 2001, the Board of Directors established an incentive compensation plan for executive officers of the Company based upon our achievement of revenue and net income targets for fiscal 2001. Base salaries and the bonus levels were established by the Committee based upon competitive compensation data, an executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at or above the average rates paid by competitors to enable us to attract, motivate, reward and retain highly skilled executives. In order to evaluate our competitive posture in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other high technology companies. No specific formula was applied to determine the weight of each factor.

   During fiscal 2001, the compensation of Mark L. Sanders, the Company's President and Chief Executive Officer, consisted of base salary and stock options. Mr. Sanders base salary for fiscal 2001 was $362,500. In addition, Mr. Sanders was granted, pursuant to the 1996 Stock Option Plan, an option to purchase 100,000 shares of Common Stock at an exercise price of $5.34, which was the fair market value of our Common Stock at the date of grant. In fiscal 2001, Mr. Sanders did not receive a cash bonus. In fiscal 2001, all executive officers as a group received options to purchase 530,000 shares of Common Stock pursuant to the 1996 Stock Option Plan. The Committee reviews the Chief Executive Officer's salary at the beginning of the calendar year using the same criteria and policies as are employed for the other executive officers.

  Stock Options

   The Committee provided our executive officers with long-term incentive compensation through grants of stock options under our 1987 Stock Option Plan until April 1997, and since then, our 1996 Stock Option Plan. The Board believes that stock options provide our executive officers with the opportunity to purchase and maintain an equity interest in us and to share in the appreciation of the value of our Common Stock. The Board believes that stock options directly motivate an executive to maximize long-term shareholder value. The options also utilize vesting periods that encourage key executives to continue in our employ. All options granted to executive officers to date have been granted at the fair market value of our Common Stock on the date of grant. The Board considers the grant of each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of our long-term strategic performance goals. Long-term incentives granted in prior years are also taken into consideration.

   Incentives for executive officers reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon our performance, as well as the individual contribution of each executive officer. To carry out this philosophy, we have granted to certain executive officers stock options that have accelerated vesting provisions if certain quarterly and annual sales and profitability objectives are met. The executive officers, including Mr. Sanders, must successfully achieve these performance targets which were submitted by management to the Committee for its evaluation and approval in conjunction with the stock option grant. The Committee evaluates the completion of the goals and acceleration of the stock option vesting if the goals have been met. The Committee believes that the stock option acceleration provision provides an excellent link between our earnings performance and the incentives paid to executives.

  Section 162(m)

   The Board has considered the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers.
Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the executive officers named in the proxy statement, unless compensation is performance-based. We have adopted a policy that, where reasonably practicable, we will seek to qualify the variable compensation paid to its executive officers for an exemption from the deductibility limitations of Section 162(m). The 1996 Stock Option Plan includes a limit on the number of shares which may be granted to any one employee during the fiscal year. Such limit is intended to preserve the company's ability to deduct the compensation expense relating to stock options granted under such plan.

   In approving the amount and form of compensation for our executive officers, the Committee will continue to consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).

                                          Respectfully submitted by:

                                          COMPENSATION COMMITTEE

                                          L. Gregory Ballard
                                          L. William Krause
                                          Glenn E. Penisten

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the annual percentage change in the cumulative return to the shareholders of our Common Stock with the cumulative return of The JP Morgan Hambrecht & Quist Technology Index and the Nasdaq Stock Market (U.S.) Index for the period commencing June 30, 1996 and ending on June 30, 2001. Returns for the indices are weighted based on market capitalization at the beginning of each fiscal year.

   The graph assumes that $100 was invested on June 30, 1996 in our Common Stock, the JP Morgan Hambrecht & Quist Technology Index and the Nasdaq Stock Market (U.S.), and that all dividends were reinvested. No dividends have been declared or paid on our Common Stock. Shareholder returns over the indicated period should not be considered indicative of future shareholder returns.

   [The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

               Comparison of Five Year Cumulative Total Return*
Among Pinnacle Systems, Inc., the JP Morgan Hambrecht & Quist Technology Index
                   and the Nasdaq Stock Market (U.S.) Index

                        [PERFORMANCE GRAPH APPEARS HERE]

                                          Cumulative Total Return
                             ---------------------------------------------------
                               6/96     6/97     6/98     6/99     6/00     6/01
PINNACLE SYSTEMS, INC.       100.00    82.23   156.02   324.10   433.43   116.63
NASDAQ STOCK MARKET (U.S.)   100.00   121.60   160.06   230.22   340.37   184.51
JP MORGAN H & Q TECHNOLOGY   100.00   130.60   165.43   267.75   469.74   233.62

* 100 INVESTED ON 6/30/96 IN STOCK OR INDEX- INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.


   The information contained on the preceding pages under the captions "Report of the Compensation Committee of the Board of Directors on Executive Compensation" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 2001 all executive officers and directors of the Company complied with all applicable filing requirements.

                                 OTHER MATTERS

   We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: September 26, 2001

                                                                      APPENDIX A

                       PROXY PINNACLE SYSTEMS, INC. PROXY

                 PROXY FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned shareholder of PINNACLE SYSTEMS, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated September 26, 2001, and hereby appoints Mark L. Sanders and Arthur D. Chadwick, and each of them, proxies and attorneys-in-fact (the "Proxies"), each with the full power to appoint his substitute, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Shareholders of PINNACLE SYSTEMS, INC. to be held on October 26, 2001 at 1:00 p.m., local time, at 280 North Bernardo Avenue, Mountain View, California 94043 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

   THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT OF THE 1994 DIRECTOR OPTION PLAN AND FOR THE APPOINTMENT OF KPMG LLP, OR AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING, AMONG OTHER THINGS, CONSIDERATION OF ANY MOTION MADE FOR ADJOURNMENT OF THE MEETING.

                (Continued, and to be signed on the other side)


--------------------------------------------------------------------------------
                  (up arrow) FOLD AND DETACH HERE (up arrow)

Please mark your votes as indicated in this example. [X]

1. Elections of Directors:

   FOR [_]   WITHHOLD [_]   FOR ALL [_]

INSTRUCTION:

   If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

   01 L. Gregory Ballard
   02 Ajay Chopra
   03 L. William Krause
   04 John C. Lewis
   05 Glenn E. Penisten
   06 Mark L. Sanders
   07 Charles J. Vaughan

2. Proposal to approve an amendment to the 1994 Director Option Plan to (i) increase option grants to newly appointed non-employee directors from 20,000 to 40,000 shares, (ii) increase subsequent annual option grants to non-employee directors from 5,000 to 20,000 shares and (iii) increase the numberof shares of Common Stock reserved for issuance thereunder from 400,000 to 1,000,000 shares.

   FOR [_]   AGAINST [_]   ABSTAIN [_]

3. Proposal to ratify appointment of KPMG LLP as independent auditors of Pinnacle Systems, Inc. for the fiscal year ending June 30, 2002.

   FOR [_]   AGAINST [_]   ABSTAIN [_]

4. In their discretion, the Proxies are authorized to vote upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE. [_]

Signature(s) ____________________________________ Dated _________________, 2001

   (This Proxy should be marked, dated and signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope.

   Persons signing in a fiduciary capacity should so indicate. If Shares are held by joint tenants or as community property, both should sign.)


--------------------------------------------------------------------------------
                  (up arrow) FOLD AND DETACH HERE (up arrow)

                                                                      APPENDIX B

                        CHARTER FOR THE AUDIT COMMITTEE

                           OF THE BOARD OF DIRECTORS

                                      OF

                            PINNACLE SYSTEMS, INC.

PURPOSE:

   The purpose of the Audit Committee of the Board of Directors of Pinnacle Systems, Inc., a California corporation, (the "Company") shall be:

    . to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    . to provide the Company's Board of Directors with the results of its monitoring and recommendations derived therefrom;

    . to nominate to the Board of Directors independent auditors to audit the Company's financial statements and oversee the activities and independence of such independent auditors; and

    . to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the attention of the Board of Directors.

   The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

MEMBERSHIP:

   The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three (3) members of the Board of Directors. The members of the Audit Committee will meet the following criteria:

   1. Each member will be an independent director, in accordance with the Nasdaq National Market Audit Committee requirements, and, if such member does not satisfy those requirements, then such member will notify the Company;

   2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements; and

   3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

   The responsibilities of the Audit Committee shall include:

    . Providing oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

    . Reviewing on a continuing basis the adequacy of the Company's system of internal controls;

    . Reviewing on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

    . Recommending the selection and, where appropriate, replacement of the independent auditors to the Board of Directors;

    . Reviewing fee arrangements with the independent auditors;

    . Reviewing the independent auditors' proposed audit scope, approach and independence;

    . Reviewing the performance of the independent auditors, who shall be accountable to the Board of Directors and the Audit Committee;

    . Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

    . Directing the Company's independent auditors to review, before release and filing with the Securities and Exchange Commission (the "SEC"), the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

    . Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

    . Reviewing with management, before release and filing with the SEC, the audited financial statements and Management's Discussion and Analysis included in the Company's Annual Report on Form 10-K;

    . Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
      Schedule 14A;

    . Reviewing the Audit Committee's own structure, processes and membership requirements;

    . Overseeing compliance with SEC and Nasdaq National Market Audit Committee requirements for disclosure of auditor's services and audit committee membership and activities;

    . Reviewing related party transactions for potential conflicts of interest;

    . If necessary, instituting special investigations and, if appropriate, hiring special counsel or experts to assist; and

    . Performing such other duties as may be requested by the Board of Directors.

MEETINGS:

   The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board of Directors in advance.

   The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

MINUTES:

   The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

   Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                                                                      APPENDIX C

                            PINNACLE SYSTEMS, INC.

                           1994 DIRECTOR OPTION PLAN

   1. Purposes of the Plan. The purposes of this 1994 Director Option Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

      All options granted hereunder shall be nonstatutory stock options.

   2. Definitions. As used herein, the following definitions shall apply:

       (a) "Board" means the Board of Directors of the Company.

       (b) "Code" means the Internal Revenue Code of 1986, as amended.

       (c) "Common Stock" means the Common Stock of the Company.

       (d) "Company" means Pinnacle Systems, Inc., a California corporation.

       (e) "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

       (f) "Director" means a member of the Board.

       (g) "Employee" means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

       (h) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (ii) If the Common Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

          (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

       (j) "Option" means a stock option granted pursuant to the Plan.

       (k) "Optioned Stock" means the Common Stock subject to an Option.

       (l) "Optionee" means an Outside Director who receives an Option.

       (m) "Outside Director" means a Director who is neither an Employee nor a representative of a shareholder owning more than one percent (1%) of the outstanding shares of the Company.

       (n) "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

       (o) "Plan" means this 1994 Director Option Plan.

       (p) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

       (q) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

   3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 100,000 Shares (the "Pool") of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

   If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

   4. Administration and Grants of Options under the Plan.

       (a) Procedure for Grants. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

          (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

          (ii) Each Outside Director shall be automatically granted an Option to purchase 5,000 Shares (the "First Option") on the date on which such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy, following the effective date of this Plan as deter-mined in accordance with Section 6 hereof.

          (iii) After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 1,250 Shares (a "Subsequent Option") at the next meeting of the Board of Directors following the Annual Meeting of Shareholders in each year commencing with the 1996 Annual Meeting of Shareholders, if on such date, he shall have served on the Board for at least six (6) months.

          (iv) Notwithstanding the provisions of subsections (ii) and (iii) hereof, any exercise of an Option made before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

          (v) The terms of a First Option granted hereunder shall be as follows:

              (A) the term of the First Option shall be ten (10) years.

              (B) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 8 hereof.

              (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the First Option.

              (D) the First Option shall become exercisable in installments cumulatively as to 25% of the Shares subject to the First Option on each anniversary of its date of grant.

          (vi) The terms of a Subsequent Option granted hereunder shall be as follows:

              (A) the term of the Subsequent Option shall be ten (10) years.

              (B) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in
Section 8 hereof.

              (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Subsequent Option.

              (D) the Subsequent Option shall become exercisable as to 1/12th of the Shares subject to the Subsequent Option on each monthly anniversary of its date of grant.

          (vii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

   5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. An Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

   The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

   6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

   7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

   8. Exercise of Option.

       (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

       An Option may not be exercised for a fraction of a Share.

       An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as pro-vided in Section 10 of the Plan.

       Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be avail-able, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

       (b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

       (c) Termination of Continuous Status as a Director. In the event an Optionee's Continuous Status as a Director terminates (other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within three (3) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

       (d) Disability of Optionee. In the event Optionee's Continuous Status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months from the date of such termination, and only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

       (e) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option at the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

   9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

   10. Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

       (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

       (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action.

       (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option shall be assumed or an equivalent option shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option or Stock Purchase Right as to all or a portion of the Optioned Stock, including Shares as to which it would not otherwise be exercisable. If the Administrator makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee that the Option shall be exercisable with respect to that number of shares subject to the option that would vest and/or become exercisable at the next succeeding vesting date under the terms of the option agreement for a period of ten (10) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares).

   11. Amendment and Termination of the Plan.

       (a) Amendment and Termination. Except as set forth in Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

       (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

   12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

   13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated there-under, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

   Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares here-under, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

   15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

   16. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company at or prior to the first annual meeting of shareholders held subsequent to the granting of an Option hereunder. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

                            PINNACLE SYSTEMS, INC.

                           1994 DIRECTOR OPTION PLAN

                            STOCK OPTION AGREEMENT

   Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

[Optionee's Name and Address]

-----------------------------

-----------------------------

   You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:


           Grant Number                   -------------------------

           Date of Grant                  -------------------------

           Vesting Commencement Date      -------------------------

           Exercise Price per Share       $
                                          -------------------------

           Total Number of Shares Granted --------------------------

           Total Exercise Price           $
                                          --------------------------

           Type of Option:                Nonstatutory Stock Option

           Term/Expiration Date:          ---------------------------

   Vesting Schedule:

   This Option may be exercised, in whole or in part, in accordance with the following schedule:

      [25% of the Shares subject to the Option shall vest on each anniversary of the date of grant.] [or] [1/12th of the Shares subject to the Option shall vest on each monthly anniversary of the date of grant.]

   Termination Period:

   This Option may be exercised for three (3) months after termination of Continuous Status as a Director, or such longer period as may be applicable upon death or disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II. AGREEMENT

   1. Grant of Option. Pinnacle Systems, Inc., a California corporation (the "Company"), hereby grants to the Optionee named in the Notice of Grant (the "Optionee"), an option (the "Option") to purchase the total number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the 1994 Director Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option.

   2. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan as follows:

      (a) Right to Exercise.

          (i) This Option may not be exercised for a fraction of a Share.

          (ii) In the event of Optionee's death, disability or other termination of the employment or consulting relationship, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c).

          (iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

      (b) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

   No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

   3. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

      (a) cash; or

      (b) check; or

      (c) surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

      (d) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

   4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any Rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

   5. Termination of Relationship. In the event an Optionee's Continuous Status as a Director terminates, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

   6. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of an Optionee's Continuous Status as a Director as a result of his or her disability, Optionee may, but only within six (6) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   7. Death of Optionee. In the event of termination of Optionee's Continuous Status as a Director as a result of the death of Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 10 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee could exercise the Option at the date of death.

   8. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

   9. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

   10. Taxation Upon Exercise of Option. Optionee understands that, upon exercising a Nonstatutory Option, he or she will recognize income for tax purposes in an amount equal to the excess of the then Fair Market Value of the Shares over the exercise price. However, under certain circumstances the timing of this income recognition may be deferred for up to six months if Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Optionee is an Employee, the Company will be required to withhold from Optionee's compensation, or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percent-age of this compensation income. The Optionee shall satisfy his or her tax withholding obligation arising upon the exercise of this Option out of Optionee's compensation or by payment to the Company.

   11. Tax Consequences. Set forth below is a brief summary as of the date of this Option of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

      (a) Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability and California income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is an Employee, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

      (b) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and California income tax purposes.

                                          PINNACLE SYSTEMS, INC.
                                          a California corporation

                                          By: _________________________________

   OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS A DIRECTOR AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING ELECTED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HERE-UNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE COMPANY'S STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF SERVICE AS A DIRECTOR BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE SHAREHOLDERS' RIGHT TO TERMINATE OPTIONEE'S SERVICE AS A DIRECTOR AT ANY TIME, WITH OR WITHOUT CAUSE.

   Optionee acknowledges receipt of a copy of the Plan and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated: ________________________________________________________________________

                                          _____________________________________
                                          Optionee

                                          Residence Address:

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________

                                   EXHIBIT A

                           1994 DIRECTOR OPTION PLAN

                                EXERCISE NOTICE

Pinnacle Systems, Inc.
280 N. Bernardo Avenue
Mountain View, CA 94043
Attention: Secretary

   1. Exercise of Option. Effective as of today,     , 20  , the undersigned
("Optionee") hereby elects to exercise Optionee's option to purchase shares of the Common Stock (the "Shares") of Pinnacle Systems, Inc. (the "Company") under and pursuant to the 1994 Director Option Plan, as amended (the
"Plan") and the Nonstatutory Stock Option Agreement dated     ,    (the "Option
Agreement").

   2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

   3. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10.

   Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares.

   4. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

   5. Restrictive Legends and Stop-Transfer Orders.

      (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

       THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

      (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

      (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

   6. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

   7. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

   8. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

   9. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

   10. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

   11. Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

   12. Entire Agreement. The Plan and Notice of Grant/Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by California law except for that body of law pertaining to conflict of laws.

Submitted by:                           Accepted by:

OPTIONEE:                               PINNACLE SYSTEMS, INC.

_______________________________________ By:____________________________________
(Signature)
                                        Its: __________________________________
Address:
                                        Address:
_______________________________________
                                        _______________________________________
_______________________________________
                                        _______________________________________